UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AstraZeneca PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge, United Kingdom (Address of principal executive offices)	CB2 0AA (Zip Code)

AstraZeneca Finance LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-3730535 (I.R.S. Employer Identification No.)

1209 Orange Street Wilmington, Delaware United States of America (Address of principal executive offices)	19801 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.700% Notes due 2026	The New York Stock Exchange
1.200% Notes due 2026 (and the guarantee of AstraZeneca PLC related thereto)	The New York Stock Exchange
4.800% Notes due 2027 (and the guarantee of AstraZeneca PLC related thereto)	The New York Stock Exchange
3.125% Notes due 2027	The New York Stock Exchange
4.875% Notes due 2028 (and the guarantee of AstraZeneca PLC related thereto)	The New York Stock Exchange
1.750% Notes due 2028 (and the guarantee of AstraZeneca PLC related thereto)	The New York Stock Exchange
4.000% Notes due 2029	The New York Stock Exchange
4.850% Notes due 2029 (and the guarantee of AstraZeneca PLC related thereto)	The New York Stock Exchange
4.900% Notes due 2030 (and the guarantee of AstraZeneca PLC related thereto)	The New York Stock Exchange
1.375% Notes due 2030	The New York Stock Exchange
4.900% Notes due 2031 (and the guarantee of AstraZeneca PLC related thereto)	The New York Stock Exchange
2.250% Notes due 2031 (and the guarantee of AstraZeneca PLC related thereto)	The New York Stock Exchange
4.875% Notes due 2033 (and the guarantee of AstraZeneca PLC related thereto)	The New York Stock Exchange
5.000% Notes due 2034 (and the guarantee of AstraZeneca PLC related thereto)	The New York Stock Exchange
6.450% Notes due 2037	The New York Stock Exchange
4.000% Notes due 2042	The New York Stock Exchange
4.375% Notes due 2045	The New York Stock Exchange
4.375% Notes due 2048	The New York Stock Exchange
2.125% Notes due 2050	The New York Stock Exchange
3.000% Notes due 2051	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

AstraZeneca PLC (“AstraZeneca”) and AstraZeneca Finance LLC (“AstraZeneca Finance” and, together with AstraZeneca, the “Registrants”) are filing this Form 8-A with the Securities and Exchange Commission (the “SEC”) in connection with the transfer of 20 series of debt securities issued by the Registrants, registered pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”) (the “Debt Securities”), from The Nasdaq Stock Market LLC to the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The Registrants have filed with the SEC pursuant to Rule 424(b) under the Securities Act:

•	a prospectus supplement, dated February 21, 2024, relating to AstraZeneca Finance’s 4.800% Notes due 2027, 4.850% Notes due 2029, 4.900% Notes due 2031 and 5.000% Notes due 2034, in each case fully and unconditionally guaranteed by AstraZeneca, which are to be registered hereunder, to a prospectus dated May 24, 2021 (the “2021 Prospectus”) filed under Rule 424(b) and forming a part of the Registrants’ Registration Statement on Form F-3 (File No. 333-256406);

•	a prospectus supplement, dated February 28, 2023, relating to AstraZeneca Finance’s 4.875% Notes due 2028, 4.900% Notes due 2030 and 4.875% Notes due 2033, in each case fully and unconditionally guaranteed by AstraZeneca, which are to be registered hereunder, to the 2021 Prospectus filed under Rule 424(b) and forming a part of the Registrants’ Registration Statement on Form F-3 (File No. 333-256406);

•	a prospectus supplement, dated May 25, 2021, relating to AstraZeneca’s 3.000% Notes due 2051 and AstraZeneca Finance’s 1.200% Notes due 2026, 1.750% Notes due 2028 and 2.250% Notes due 2031, in each case fully and unconditionally guaranteed by AstraZeneca, which are to be registered hereunder, to the 2021 Prospectus filed under Rule 424(b) and forming a part of the Registrants’ Registration Statement on Form F-3 (File No. 333-256406);

•	a prospectus supplement, dated August 3, 2020, relating to AstraZeneca’s 0.700% Notes due 2026, 1.375% Notes due 2030 and 2.125% Notes due 2050, which are to be registered hereunder, to a prospectus dated November 8, 2019 (the “2019 Prospectus”) filed under Rule 424(b) and forming a part of AstraZeneca’s Registration Statement on Form F-3 (File No. 333-234586);

•	a prospectus supplement, dated August 14, 2018, relating to AstraZeneca’s 4.000% Notes due 2029 and 4.375% Notes due 2048, which are to be registered hereunder, to a prospectus dated November 22, 2016 (the “2016 Prospectus”) filed under Rule 424(b) and forming a part of AstraZeneca’s Registration Statement on Form F-3 (File No. 333-214756);

•	a prospectus supplement, dated June 5, 2017, relating to AstraZeneca’s 3.125% Notes due 2027, which are to be registered hereunder, to the 2016 Prospectus filed under Rule 424(b) and forming a part of AstraZeneca’s Registration Statement on Form F-3 (File No. 333-214756);

•	a prospectus supplement, dated November 10, 2015, relating to AstraZeneca’s 4.375% Notes due 2045, which are to be registered hereunder, to a prospectus dated November 26, 2013 (the “2013 Prospectus”) filed under Rule 424(b) and forming a part of AstraZeneca’s Registration Statement on Form F-3 (File No. 333-192551);

•	a prospectus supplement, dated September 11, 2012, relating to AstraZeneca’s 4.000% Notes due 2042, which are to be registered hereunder, to a prospectus dated December 21, 2010 (the “2010 Prospectus”) filed under Rule 424(b) and forming a part of AstraZeneca’s Registration Statement on Form F-3 (File No. 333-171306); and

•	a prospectus supplement, dated September 5, 2007, relating to AstraZeneca’s 6.450% Notes due 2037, which are to be registered hereunder, to a prospectus dated August 31, 2007 (the “2007 Prospectus”) filed under Rule 424(b) and forming a part of AstraZeneca’s Registration Statement on Form F-3 (File No. 333-145848); and

Each of the prospectus supplements referenced above, a “Prospectus Supplement” and each of the 2021 Prospectus, the 2019 Prospectus, 2016 Prospectus, 2013 Prospectus, 2010 Prospectus and 2007 Prospectus, a “Prospectus”.

Reference is made to the information set forth under the caption “Debt Securities” in Exhibit 2.1 to AstraZeneca’s Annual Report on Form 20-F for the year ended December 31, 2024 (File No. 001-11960), filed with the SEC on February 18, 2025, under the headings “Description of Notes” in each Prospectus Supplement, “Description of Debt Securities” in each of the 2019 Prospectus, the 2016 Prospectus, the 2013 Prospectus, the 2010 Prospectus and the 2007 Prospectus and “Description of Debt Securities and Guarantees” in the 2021 Prospectus, each of which is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the SEC in connection with this Registration Statement on Form 8-A:

Exhibit No.	Description
1.1	Indenture, between the AstraZeneca PLC and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee to JPMorgan Chase Bank, dated as of April 1, 2004 (the “2004 Indenture”), including forms of debt securities relating thereto (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-3 (File No. 333-114165) filed on April 2, 2004).
1.2	Indenture, dated as of May 28, 2021, between AstraZeneca PLC, as issuer, and The Bank of New York, as trustee (the “2021 AZ PLC Indenture”) (incorporated by reference to Exhibit 4.1 to the foreign private issuer report on Form 6-K filed with the Commission by AstraZeneca PLC on May 28, 2021).
1.3	Indenture, dated as of May 28, 2021, among AstraZeneca Finance LLC, as issuer, AstraZeneca PLC, as guarantor, and The Bank of New York, as trustee (the “2021 AZ Finance Indenture”) (incorporated by reference to Exhibit 4.2 to the foreign private issuer report on Form 6-K filed with the Commission by AstraZeneca PLC on May 28, 2021).
1.4	Officers’ Certificate pursuant to Section 2.08 of the 2021 AZ Finance Indenture setting forth the terms of the AstraZeneca Finance securities, including forms of the global notes for the 4.800% Notes due 2027, the 4.850% Notes due 2029, the 4.900% Notes due 2031 and the 5.000% Notes due 2034 (incorporated by reference to Exhibit 4.1 to the foreign private issuer report on Form 6-K filed with the Commission by AstraZeneca PLC on February 26, 2024).
1.5	Officers’ Certificate pursuant to Section 2.08 of the 2021 AZ Finance Indenture setting forth the terms of the AstraZeneca Finance securities, including forms of the global notes for the 4.875% Notes due 2028, the 4.900% Notes due 2030 and the 4.875% Notes due 2033 (incorporated by reference to Exhibit 4.1 to the foreign private issuer report on Form 6-K filed with the Commission by AstraZeneca PLC on March 3, 2023).
1.6	Officers’ Certificate pursuant to Section 2.08 of the 2021 AZ PLC Indenture setting forth the terms of the AstraZeneca securities, including forms of the global notes for the 3.000% Notes due 2051 (incorporated by reference to Exhibit 4.3 to the foreign private issuer report on Form 6-K filed with the Commission by AstraZeneca PLC on May 28, 2021).
1.7	Officers’ Certificate pursuant to Section 2.08 of the 2021 AZ Finance Indenture setting forth the terms of the AstraZeneca Finance securities, including forms of the global notes for the 1.200% Notes due 2026, the 1.750% Notes due 2028 and the 2.250% Notes due 2031 (incorporated by reference to Exhibit 4.4 to the foreign private issuer report on Form 6-K filed with the Commission by AstraZeneca PLC on May 28, 2021).
1.8	Officers’ Certificate pursuant to Section 2.08 of the 2004 Indenture setting forth the terms of the AstraZeneca securities, including forms of the global notes for the 0.700% Notes due 2026, the 1.375% Notes due 2030 and the 2.125% Notes due 2050 (incorporated herein by reference to Exhibit 4.2 of AstraZeneca’s Form 8-A (File No. 001-11960) filed on August 6, 2020).
1.9	Officers’ Certificate pursuant to Section 2.08 of the 2004 Indenture setting forth the terms of the AstraZeneca securities, including forms of the global notes for the 4.000% Notes due 2029 and the 4.375% Notes due 2048 (incorporated herein by reference to Exhibit 4.2 of AstraZeneca’s Form 8-A (File No. 001-11960) filed on August 17, 2018).
1.10	Officers’ Certificate pursuant to Section 2.08 of the 2004 Indenture setting forth the terms of the AstraZeneca securities, including forms of the global notes for the 3.125% Notes due 2027 (incorporated herein by reference to Exhibit 4.2 of AstraZeneca’s Form 8-A (File No. 001-11960) filed on June 12, 2017).
1.11	Officers’ Certificate pursuant to Section 2.08 of the 2004 Indenture setting forth the terms of the AstraZeneca securities, including forms of the global notes for the 4.375% Notes due 2045 (incorporated herein by reference to Exhibit 4.2 of AstraZeneca’s Form 8-A (File No. 001-11960) filed on November 16, 2015).
1.12	Officers’ Certificate pursuant to Section 2.08 of the 2004 Indenture setting forth the terms of the AstraZeneca securities, including the forms of the global notes for the 4.000% Notes due 2042 (incorporated herein by reference to Exhibit 4.1 of AstraZeneca’s Form 8-A (File No. 001-11960) filed on September 19, 2012).
1.13	Officers’ Certificate pursuant to Section 2.08 of the 2004 Indenture setting forth the terms of the AstraZeneca securities, including the forms of the global notes for the 6.450% Notes due 2037 (incorporated herein by reference to Exhibit 4.2 of AstraZeneca’s Form 8-A (File No. 001-11960) filed on September 20, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 22, 2026	AstraZeneca PLC
(Registrant)

	By:	/s/ Matthew Bowden
		Name:	Matthew Bowden
		Title:	Company Secretary

AstraZeneca Finance LLC
(Registrant)

By:	/s/ Mike Elloian
	Name:	Mike Elloian
	Title:	Director